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                                                                    EXHIBIT 99.5


           [FORM OF LETTER TO REGISTERED HOLDERS & DEPOSITARY TRUST]

                         LETTER TO REGISTERED HOLDERS &
                                DEPOSITORY TRUST

                             CEDAR BRAKES II, L.L.C.

                        LETTER TO REGISTERED HOLDERS AND
                    DEPOSITORY TRUST COMPANY PARTICIPANTS FOR
                            TENDER OF ALL OUTSTANDING
                  9.875% SERIES A SENIOR SECURED BONDS DUE 2013
                                 IN EXCHANGE FOR
                  9.875% SERIES B SENIOR SECURED BONDS DUE 2013
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


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        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
        ON [           ], 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").

                      TENDERS IN THE EXCHANGE OFFER MAY BE
               WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK
                       CITY TIME, ON THE EXPIRATION DATE.

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To Registered Holders and Depository Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by Cedar Brakes II, L.L.C., a Delaware limited liability company, to exchange its 9.875% Series B Senior Secured Bonds due 2013 (the "Series B bonds"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of Cedar Brakes' issued and outstanding 9.875% Series A Senior Secured Bonds due 2013 (the "Series A bonds") upon the terms and subject to the conditions set forth in the prospectus, dated
[                ], 2002, and the related Letter of Transmittal (which together constitute the "exchange offer").

         Enclosed herewith are copies of the following documents:

         1.     Prospectus dated [            ], 2002;

         2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

         3.     Notice of Guaranteed Delivery;

         4. Letter that may be sent to your clients for whose account you hold Series A bonds in your name or in the name of your nominee;

         5. Letter that may be sent from your clients to you with such clients' instruction with regard to the exchange offer (included in item 4. above); and

         6.     Letter to the holders of Series A bonds.

         We urge you to contact your clients promptly. Please note that the exchange offer will expire on the Expiration Date unless extended. The exchange offer is not conditioned upon any minimum number of Series A bonds being tendered.



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         Pursuant to the Letter of Transmittal, each holder of Series A bonds will represent to Cedar Brakes that:

         o the Series B bonds acquired in exchange for Series A bonds pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such Series B bonds, whether or not the holder;

         o the holder is not participating in, and has no arrangement with any person to participate in, the distribution of Series B bonds within the meaning of the Securities Act; and

         o neither the holder nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of Cedar Brakes or a broker-dealer tendering Series A bonds acquired directly from Cedar Brakes.

         If the holder is a broker-dealer that will receive Series B bonds for its own account in exchange for Series A bonds, it acknowledges that it will deliver a prospectus in connection with any resale of such Series B bonds.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Series A bonds for you to make the foregoing representations.

         Cedar Brakes will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Series A bonds pursuant to the exchange offer. Cedar Brakes will pay or cause to be paid any transfer taxes payable on the transfer of Series A bonds to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed materials may be obtained from the exchange agent by calling Bankers Trust Company at 1-800-735-7777.


                                            Very truly yours,


                                            CEDAR BRAKES II, L.L.C.



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